Tompkins Financial Corporation 10-K

Exhibit 31.2

CERTIFICATION PURSUANT TO RULE 13A-14 OR 15D-14 OF
THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Francis M. Fetsko, certify that:

1. I have reviewed this annual report on Form 10-K/A for the period ended December 31, 2011 of Tompkins Financial Corporation; and,

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  April 30, 2012

/s/ Francis M. Fetsko
Francis M. Fetsko
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
(Principal Accounting Officer)